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                                 EXHIBIT 99.3
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                                                                                  ONEIDA FINANCIAL CORP.

                                                                                     Stock Order Form

                                                                 STOCK INFORMATION CENTER                   EXPIRATION DATE
                                                                  Oneida Savings Bank
                                                                    126 Lenox Avenue                    for Stock Order Forms:
                                                                Oneida, New York 13421-1676                  December , 1998
                                                                     (315) 363-5088                   12:00 Noon, New York Time
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form will not be accepted. Please read the Stock Ownership Guide and Stock Order Form
 Instructions as you complete this Form.

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(1) NUMBER OF SHARES      SUBSCRIPTION PRICE     (2) TOTAL PAYMENT DUE                OFFICE USE ONLY
                              X =$10.00                           Date Received            Batch #               Order#
(3) Employee/Officer/Director Information                              (6) Purchaser Information
Check here if you are a trustee, officer or                            A. Eligible Account Holder -- Check here if you were a
employee of Oneida Savings Bank or a                                   depositor of at least $100.00 at Oneida Savings Bank on
member of such person's immediate family.                              August 31, 1996. Enter information below for all deposit
(4) METHOD OF PAYMENT/CHECK                           Check Amount     accounts that you had at Oneida Savings Bank on December
Enclosed is a check, bank draft or money order                         31, 1996.
made payable to Oneida Financial Corp. in the
amount of:                                                             B. Supplemental Eligible Account Holder--Check here if
(5) METHOD OF PAYMENT/WITHDRAWAL                                       you were a depositor of at least $100.00 at Oneida Savings
The undersigned authorizes withdrawal from the                         Bank on September 30, 1998 but are not an Eligible Account
following account(s) at Oneida Savings Bank.                           Holder. Enter information below for all deposit accounts
There is no penalty for early withdrawal                               that you had at Oneida Savings Bank on September 30, 1998.
for purposes of this payment                                           Account Title (Names on Accounts)        Account Number(s)
                                                                       PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT
                  Account Number(s)    Withdrawal Amount(s)            IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF
                                                                       ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF
                  Total Withdrawal Amount                              THIS STOCK ORDER FORM.


 (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
  Individual                     Joint Tenants                 Tenants in Common        Fiduciary (Under Agreement Dated,____199___)
  Individual Retirement          Corporation or Partnership    Uniform Transfer         Other
   Account (IRA)                                                  to Minors Act
 (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY)                  Social Security # or Tax ID

Name(s) continued

Street Address                                                                          County of Residence

 (9) TELEPHONE INFORMATION (Daytime)                                                    City             State            Zip Code
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(10) NASD AFFILIATION
Check here if you are a member of the National Association of Securities
Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the
NASD Affiliation box, (I) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

(11) ASSOCIATE--ACTING IN CONCERT
Check here, and complete the reverse side of this Form, if you or any associate (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

   (12) ACKNOWLEDGMENT
   To be effective, this fully completed Stock Order Form must be actually received by Oneida Savings Bank, no later than 12:00 Noon, New York Time, on
   December   , 1998, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Oneida Savings Bank or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
   It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan ("Plan") of Oneida Savings Bank described in the accompanying Prospectus. If the Plan is not approved by the depositors of Oneida Savings Bank at a Special Meeting to be held on December , 1998, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
The undersigned agrees that after receipt by Oneida Savings Bank, this Stock Order Form may not be modified, withdrawn or cancelled (unless the offering is not completed within 45 days after the completion of the Subscription Offering) without Oneida Savings Bank's consent, and if authorization to withdraw from deposit accounts at Oneida Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

     Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
     Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Oneida Savings Bank and Oneida Financial Corp. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
     I acknowledge that the common stock offered is not a savings or deposit account and is not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and is not guaranteed by Oneida Financial Corp.
     A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.


SIGNATURE            DATE                    SIGNATURE                DATE


 A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE
 REVERSE SIDE)
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ITEM (6)A, B--(CONTINUED)
Account Title (Names on Accounts)               Account Number(s)    Account Title (Names on Accounts)      Account Number(s)
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ITEM (11)--(CONTINUED)
List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.

Name(s) listed on other             Number of Shares
  Stock Order Forms                     Ordered


"Associate" is defined as: (i) any corporation or organization (other than Oneida Savings Bank, Oneida Financial Corp., or a majority-owned subsidiary of Oneida Savings Bank or Oneida Financial Corp.) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; except for any tax-qualified employee stock benefit plan or any charitable trust which is exempt from federal taxation pursuant to Section 501(c)(3) of the Code; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a trustee or officer of Oneida Savings Bank, Oneida Financial Corp. or any subsidiaries thereof.


A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF THIS FORM.

                             FORM OF CERTIFICATION

I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY ONEIDA SAVINGS BANK (THE "BANK") OR BY THE FEDERAL GOVERNMENT.

I/We further certify that, before purchasing the common stock, no par value per share, of Oneida Financial Corp., the proposed holding company for Oneida Savings Bank, I/we received a Prospectus dated December , 1998 (the "Prospectus").

The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

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
   1. Decreased Return on Average Equity Immediately After Reorganization...........................................  (page 17)
   2. Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment......................  (page 17)
   3. Leading Risks Associated With Commercial Real Estate, Multi-Family and Consumer
       Lending......................................................................................................  (page 17)
   4. Minority Public Ownership and Certain Anti-Takeover Provisions................................................  (page 17)
   5. Dividend Waivers by the Mutual Company........................................................................  (page 18)
   6. Possible Dilutive Effect of Issuance of Additional Shares.....................................................  (page 18)
   7. The Expense and Dilutive Effect on the Contribution of Shares and Cash to the Charitable Foundation...........  (page 19)
   8. Potential Increased Compensation Expenses after the Reorganization............................................  (page 19)
   9. Strong Competition Within the Bank's Market Area..............................................................  (page 19)
   10. Regulatory Oversight and Legislation.........................................................................  (page 20)
   11. Uncertainty as to Future Growth Opportunities................................................................  (page 20)
   12. Absence of Market for Common Stock...........................................................................  (page 20)
   13. Irrevocability of Orders; Potential Delay in Completion of Offerings.........................................  (page 20)
   14. Capability of the Bank's Data Information Systems to Accommodate the Year 2000...............................  (page 20)
   15. Role of the Financial Advisor/Best Efforts Offering..........................................................  (page 21)

Signature                                        Date                      Signature                      Date

Name (Please Print)                                                         Name (Please Print)
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SIGNING THE SUBSCRIPTION AGREEMENT AND CERTIFICATION WILL NOT RESULT IN AN
INVESTOR WAVING ANY RIGHTS HE OR SHE MAY HAVE UNDER THE FEDERAL SECURITIES LAWS.
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               [DIGITIZED ART NOT FOUND--TRANSFER AGENT UNKNOWN]




               ONEIDA FINANCIAL CORP, INC. STOCK OWNERSHIP GUIDE
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INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "Unif Tran Min Act". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New York Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, NY (use minor's social security number).


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FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

  The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
  The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
  A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
  The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.
  The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to Oneida Savings Bank office. In order to purchase stock in the Subscription Offering, your Stock Order Form, properly completed, and payment in full (or withdrawal authorization) at the Subscription Price of $10.00 per share must be received by Oneida Savings Bank no later than 12:00 noon, New York Time, on December , 1998, unless such date is extended, or your Stock Order Form will become void. Stock Order Forms shall be deemed received only upon actual receipt at a Oneida Savings Bank.

If you need further assistance, please call the Stock Information Center at
(315) 363-5088. We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

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                              ONEIDA SAVINGS BANK
                                REVOCABLE PROXY

                     THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF TRUSTEES
                                      OF
                              ONEIDA SAVINGS BANK

  The undersigned depositor of Oneida Savings Bank (the "Bank") hereby appoints the Board of Trustees of the Bank as proxy to cast all votes which the undersigned depositor is entitled to cast at a Special Meeting of Depositors to be held at, New York, at p.m., New York time, December , 1998 and at any and all adjournments and postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side hereof:

  To vote FOR or AGAINST the Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the "Plan of Reorganization") whereby (i) the Bank will form Oneida Financial Corp. (the "Company") and Oneida Financial Corp. MHC (the "Mutual Holding Company"), (ii) the Bank will reorganize into a capital stock savings bank and issue 100% of its common stock to the Company and (iii) the Company will issue shares of Common Stock to depositors and the public and a majority of its shares to the Mutual Holding Company.

  This proxy will be voted as directed by the undersigned depositor. UNLESS CONTRARY DIRECTION IS GIVEN, A SIGNED PROXY WILL BE VOTED FOR ADOPTION OF THE PLAN OF REORGANIZATION. fs18 In addition, this proxy will be voted at the discretion of the Board of Trustees upon any other matter as may properly come before the Special Meeting.

  The undersigned depositor may revoke this proxy at any time before it is voted by delivering to the Secretary of Oneida Savings Bank either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting, filing a written revocation and voting in person. The undersigned depositor hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement and accompanying Prospectus.

            IMPORTANT: PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE.

Detach Here                                                        Detach Here
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                                                        Please mark
                                                        your votes as
                                                        indicated in
                                                        this example

  ONEIDA SAVINGS BANK

  IMPORTANT: Please sign your name exactly as it appears on this proxy. Joint accounts need only one signature. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian, etc., please add your full title to your signature.

  FOR      AGAINST
                    1. Approval of the Plan of Reoganization, including the
                       adoption of the Restated Organization Certificate and Bylaws of Oneida Savings Bank.



  SIGNATURE___________________________________________ DATE: , 1998____________
  NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL
                         CARDS IN THE ACCOMPANYING ENVELOPE.
Detach Here                                                          Detach Here